Exhibit 99.1

LUXFER SHAREHOLDERS APPROVE ACQUISITION BY WYNNCHURCH CAPITAL

RIVERSIDE, CA — November 4, 2026 — Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced that its shareholders voted to approve the Company’s previously announced acquisition by affiliates of Wynnchurch Capital, L.P. (“Wynnchurch”) at two meetings of shareholders held earlier today in London, United Kingdom. Under the terms of the transaction, Company shareholders will receive $17.37 per share in cash upon completion of the transaction.

The transaction was approved by approximately 91.81% of the shares present in person or represented by proxy at the meeting of Company shareholders convened with the permission of the High Court of Justice in England and Wales, and by approximately 92.01% of the shares present in person or represented by proxy at the general meeting of Company shareholders.

“This transaction represents an important milestone for Luxfer,” said Andy Butcher, Chief Executive Officer of Luxfer. “We look forward to completing the transaction and beginning our next chapter with Wynnchurch Capital, while remaining focused on serving our customers and executing our business priorities.”

Completion of the transaction remains subject to the satisfaction or waiver of certain other customary closing conditions. The transaction is expected to close by the end of November 2026. Upon completion of the transaction, Luxfer will become a privately held company, and its ordinary shares will no longer be listed on the New York Stock Exchange.

Additional details regarding the voting results will be set forth in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission.

About Luxfer Holdings PLC

Luxfer (NYSE: LXFR) is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including with respect to the proposed acquisition of Luxfer, and readers are cautioned not to place undue reliance on such statements. Such forward-looking statements include, but are not limited to, the ability of Wynnchurch and Luxfer to complete the transactions contemplated by the transaction agreement, including statements about the transaction, statements about the expected timetable for completing the transaction, Luxfer’s beliefs and expectations and statements about the benefits sought to be achieved in the proposed acquisition, and the potential effects of the acquisition on Luxfer. These statements are based upon the current beliefs and expectations of Luxfer’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed transaction; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the proposed transaction contained in the transaction agreement may not be satisfied or waived (including, but not limited to, the failure to obtain the sanction of the High Court of Justice in England and Wales); the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the effects of disruption from the transactions contemplated by the transaction agreement and the impact of the announcement and pendency of the transactions on Luxfer’s business, including its ability to retain and hire key personnel and maintain relationships with customers; the risk that any announcements relating to the transaction could have adverse effects on the market price of Luxfer’s ordinary shares; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and other risks related to Luxfer’s business.

Luxfer undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Luxfer’s Annual Report on Form 10-K for the year ended December 31, 2025 and Luxfer’s other filings with the SEC.

Contact Information:

Kevin Cornelius Grant

Vice President of Investor Relations and Business Development

Kevin.Grant@luxfer.com